SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): May 8, 2000


                      Worldwide Wireless Networks, Inc.
                     (Name of registrant in its charter)


                Nevada                              88-0286466
       (State of incorporation)        (I. R. S. Employer Identification No.)




                     770 The City Drive South, Suite 3700
                           Orange, California 92868
                                (714) 937-5500
(Address and telephone number of principal executive offices and principal place of business)


                               ________________

         Securities registered pursuant to Section 12(b) of the Act:

                                     None
                               ________________






                                Does Not Apply
                                --------------
        (Former name or former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to a Letter of Intent dated as of May 8, 2000 between Worldwide Wireless Networks, Inc. ("WWNI"), a Nevada corporation, and 1st Universe Internet, L.P., a Nevada limited partnership ("FSUI"), all of the assets of FSUI are to be acquired by WWNI, in exchange for 200,000 shares of restricted common stock of WWNI, subject to the entry of the parties into a definitive asset purchase agreement, the completion of a due diligence review of the assets to be acquired, the employment of Sean Loftis (the owner of FSUI), and certain other pre-closing and post-closing conditions as contemplated in the Letter of Intent.

A copy of the Letter of Intent, and a press release issued by WWNI regarding the proposed acquisition, are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.   FINANCIAL STATEMENTS

     No financial statements are filed herewith.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

10.1* Letter of Intent dated May 8, 2000 between Worldwide Wireless Networks, Inc. and 1st Universe Internet.

99.1* Press release issued by Worldwide Wireless Networks, Inc. and announcing the purchase of the assets of 1st Universe Internet.

______

*Filed herewith


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWIDE WIRELESS NETWORKS, INC.


By /s/ Jack Tortorice
--------------------------
Jack Tortorice, Chairman of the Board, Chief Executive Officer